                    AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

THIS AGREEMENT is made and entered into as of May 28, 1996, by and between CARDIO DATA SERVICES, INC., a Delaware corporation ("Seller"), a wholly owned subsidiary of UM Equity Corp., a Delaware corporation ("UM Equity"), which is a wholly owned subsidiary of UM Holdings, Ltd., a New Jersey corporation ("Parent") and RAYTEL CARDIAC SERVICES, INC., a Delaware corporation ("Buyer"), a wholly owned subsidiary of Raytel Medical Corporation, a Delaware corporation ("RMC").


                                       RECITALS

    A. WHEREAS, Seller owns certain assets used in connection with the conduct of the business of clinical trans-telephonic pacemaker monitoring, cardiac event detection and Holter monitoring (the "Business") with its principal place of operations and its headquarters located at 56 Haddon Avenue, Haddonfield, NJ, and

    B. WHEREAS, Seller desires to sell, assign, transfer and convey the assets of the Business set forth in the exhibits hereto, to Buyer, and Buyer desires to purchase for cash those specific assets of the Business from Seller, and the assumption by Buyer of certain specific liabilities of Seller, as set forth in the exhibits hereto, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, mutual covenants, representations, warranties and conditions contained herein, the parties hereby agree as follows:

                                      AGREEMENT


                                      ARTICLE I
                           PURCHASE AND SALE OF THE ASSETS;
                              ASSUMPTION OF LIABILITIES

    1.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, on the date of Closing, the following items of tangible and intangible assets and properties (hereinafter collectively referred to as the "Assets"):

         (a) The furniture, fixtures, leasehold improvements, supplies, and general office equipment; the telephones, telephone switches, and telephone numbers; the transmitters, monitors and facsimile equipment on loan to customers, health care providers, and representatives, or independent contractors; and the other tangible assets and properties of, or pertaining to, the Business, set forth in "Exhibit 1.1(a)" of this Agreement;

         (b) The accounting records, files, books, and work papers pertaining to the Business, and the databases, computer hardware, computer software and related documentation, including source code and systems documentation, set forth in "Exhibit 1.1(b)" of this Agreement;

         (c) The leasehold interests for the premises in which the Business is located in Boston, Massachusetts, as set forth in "Exhibit 1.1(c)" of this Agreement;

         (d) The contracts, leases and other agreements listed on Exhibit 1.1(d), to the extent assignable;

         (e) All marketing materials and customer, client, account, physician and patient lists of the Business;

         (f) The trademarks, tradenames, service marks, service names, goodwill and/or other intangible assets of the Business set forth in "Exhibit 1.1(f)" of this Agreement;

         (g)  The patient records for Seller's pacemaker patients;

         (h) All transferable licenses, permits and authorizations relating to the Business as set forth in "Exhibit 1.1(h)" to this Agreement;

         (i) All prepaid expenses related to the Business as of the Closing as set forth on the Closing Statement (as hereafter defined).

    1.2. ASSETS. All of the foregoing assets, properties and businesses to be transferred hereunder are sometimes referred to herein as the "Assets."

    1.3. EXCLUDED ASSETS. Notwithstanding anything herein to the contrary, Seller hereby retains all of its right, title and interest in and to, and there shall be excluded from the sale, assignment or transfer to Buyer hereunder, whether or not related to the Business, all of the assets of Seller which are not specifically described in sections 1.1(a) through (i) above; without limiting the foregoing, specifically excluded from the Assets

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are: (a) cash and cash equivalents, (b) bank accounts and certificates of deposit, (c) accounts receivable, (d) insurance policies and (e) tax refunds, other rebates, refunds or credits due, if any, relating to any period prior to the Closing.

    1.4. LIABILITIES.

         (a) ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, Buyer agrees to assume on the Closing Date (as hereinafter defined), and shall thereafter be responsible for paying and satisfying to the extent not discharged prior to the Closing Date, the following liabilities and obligations of Seller (the "Assumed Liabilities"):

              (1)  accrued vacation and sick pay of Seller's current employees;

              (2) accrued accounts payable and accrued expenses of Seller as of the Closing, as set forth on the Closing Statement;

              (3) all contractual liabilities and obligations of Seller under the contracts, agreements and leases included in the Assets and arising from and after the Closing Date.

         (b) EXCLUDED LIABILITIES. Except as specifically provided herein, Buyer shall not assume or become liable for any of Seller's debts, obligations or liabilities, known or unknown, fixed or contingent, arising in any way out of Seller's use of the Assets or the conduct of any trade, practice or business on the premises previously occupied by the Business on or before the Closing Date, including, without limitation:

              (1) salary, bonus, or other compensation which shall have accrued to Seller's employees for any period prior to the Closing (all such salary, bonuses and other compensation payable by Seller to be excluded from accrued expenses in the determination of Net Assumed Liabilities pursuant to
Section 2.5 below);
              (2) any obligations or liabilities arising under any pension plan, defined benefit plan, defined contribution plan, profit sharing plan, retirement plan, deferred compensation arrangement, welfare plans and other similar plans for any current employee, whether or not such employee accepts employment with Buyer prior to the Closing Date;

              (3) payroll taxes and unemployment insurance plans for any current employee, whether or not such employee accepts employment with Buyer prior to

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the Closing Date;

              (4) any federal, state, or local taxes, including, but not limited to, income or franchise taxes or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Assets or the operation of the Business prior to the Closing, any secured or unsecured personal property taxes, or other local, state, or federal tax;

              (5) any and all environmental liabilities or liabilities arising out of the use or disposal of petroleum or petroleum products or any hazardous substance or hazardous waste by Seller, or claims by Medicare, Medicaid, the Health Care Finance Administration, any insurance company, managed care organization or other health care claims paying or claims processing intermediary (as those terms are defined by applicable federal, state and local law) relating to the acts or omissions of the Seller.

         (c) DEFENSES AND CLAIMS. Nothing herein shall be deemed to deprive Buyer of any defenses, set-offs or counterclaims (the "Defenses and Claims") which Seller may have had or which Buyer shall have with respect to any of the liabilities assumed pursuant to Section 1.4(a) above. Effective as of the Closing, Seller agrees to assign, transfer and convey to Buyer all Defenses and Claims and agrees to cooperate with Buyer to maintain, secure, perfect and enforce such Defenses and Claims, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Buyer in connection with such Defenses and Claims.


                                      ARTICLE II
                              PURCHASE PRICE AND PAYMENT

    2.1. PURCHASE PRICE. In consideration for the purchase of the Assets and the covenant not to compete set forth in section 8 hereof or delivered hereunder (the "Covenant Not to Compete"), Buyer shall pay:

         (a)  to Seller at the Closing the sum of Two Million Dollars
              ($2,000,000);

         (b) assume the Assumed Liabilities, as provided in section 1.4(a) hereof; and

         (c) pay to UM Equity Corp. the sum of $12,000,000 (together with the payment specified in subparagraph (a), the "Purchase Price")

    2.2. PAYMENT OF PURCHASE PRICE. Subject to the terms and conditions set forth herein, the Purchase Price shall be paid on the Closing Date, by wire transfer of federal funds to accounts designated by Seller and UM Equity at least two (2) business days prior to the Closing Date. The parties agree to comply with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended.

    2.3  INTENTIONALLY DELETED.

    2.4. PRORATIONS. There shall be prorated between Buyer and Seller, based on the Closing Date of this Agreement, the amounts paid, or to be paid, by or for the Business to a third party, on the basis of 365 day year, or thirty-day month, as the case may be, for the following:

         (a) All personal property taxes, real property taxes, federal, state and local taxes levied or assessed against the Business or any of the Assets described in this Agreement for the current year based on the amount shown on the latest available bill for such item.

         (b)  Charges accruing on any service or other contracts shown on
Exhibit 1.1(d) to this Agreement.

    2.5. PURCHASE PRICE ADJUSTMENT. For purposes of this Section 2.5, the term "Net Assumed Liabilities" refers to the result of Seller's (i) accounts payable, PLUS (ii) accrued expenses LESS (iii) inventories, LESS (iv) prepaid items, in each case as of the Closing Date. The Purchase Price shall be adjusted as follows:

         (a) REDUCTION IN PURCHASE PRICE. The Purchase Price shall be reduced by the amount that the Net Assumed Liabilities exceed Two Hundred Forty-Eight Thousand Dollars ($248,000).

         (b) INCREASE IN PURCHASE PRICE. The Purchase Price shall be increased by the amount that the Net Assumed Liabilities are less than Two Hundred Forty-Eight Thousand Dollars ($248,000).

         (c)  CLOSING STATEMENT. For purposes of establishing the amount of the

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Purchase Price Adjustment, Seller shall prepare and deliver to Buyer, within thirty (30) days after the Closing, a statement as of the Closing Date (the "Closing Statement"), which shall set forth, as of the Closing, the Net Assumed Liabilities and shall calculate any resultant Purchase Price Adjustment. The Closing Statement will be derived from the internal books and records of Seller in accordance with and consistent with Seller's accounting practices. Transfer taxes arising in connection with the Closing which are to be paid by Seller shall not, however, be included in the Closing Statement. Buyer shall give Seller and its representatives full access to the premises, systems, books and records of the Business in order to prepare the Closing Statement and to calculate the Purchase Price Adjustment. Buyer shall have thirty (30) business days after receipt of such Closing Statement and proposed Purchase Price Adjustment in which to give Seller written notice of any objection thereto (which notice shall specify the factual basis for such objection and the amount at issue).

         (d) DISPUTE RESOLUTION. If Buyer timely objects (as provided in subparagraph (c) above) to such Closing Statement and Purchase Price Adjustment, then Seller and Buyer shall promptly meet and attempt in good faith to agree on the Purchase Price Adjustment. Any disputes with respect to the such Closing Statement which are not resolved by Seller and Buyer and their respective accountants within ninety (90) days after the Closing shall, upon written request by either Seller or Buyer, be referred, for final resolution, to such firm of independent certified public accountants as Seller and Buyer shall jointly designate. In the event that the parties are unable to agree upon such designated accounting firm, Arthur Andersen shall choose an independent certified public accounting firm, of national recognition, to perform such services. Each party shall, with twenty (20) days after such submission of such dispute, deliver to such firm the information such party wishes to have considered by such firm in making its determination. Such firm shall present its determination and resolution of such disputes with thirty (30) business days after the submission of such dispute to the firm. Seller and Buyer agree that the determination and resolution by such firm shall be binding and conclusive among the parties. The fees of the accounting firm selected to resolve such disputes shall be borne one-half by Seller and one-half by Buyer. Failure to timely object to the proposed Closing Statement and Purchase Price Adjustment shall prevent Buyer from asserting any claim inconsistent with the amounts set forth therein. If Buyer does not object to the proposed Closing Statement and Purchase Price Adjustment prior to the close of business on the thirtieth (30) business day following the delivery thereof, such proposed Closing Statement and Purchase Price Adjustment shall be deemed final and binding on both parties and shall constitute the Purchase Price Adjustment for all purposes of this Agreement.

         (e) SETTLEMENT. If the Purchase Price Adjustment results in an increase in the Purchase Price, Buyer shall pay such amount by wire transfer immediately from immediately available funds to the account designated by Seller and such amount shall bear interest from the Closing Date to the date of Payment at the rate of one percent per month. If the Purchase Price Adjustment results in an decrease in the Purchase Price, Seller shall pay such amount by wire transfer immediately from immediately available funds to the account designated by Buyer and such amount shall bear interest from the Closing Date to the date of Payment at the rate of one percent per month.

    2.6. SALES TAXES. Buyer and Seller agree that Seller shall be obligated to pay all of the sales, use and other like taxes arising out of the sale of the Assets to Buyer under the terms of this Agreement, and that Seller shall be responsible for the remittance of the sales taxes arising out of the sale of the Assets.

                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTEES

    3.1. REPRESENTATIONS AND WARRANTIES.

         (a) SELLER'S REPRESENTATIONS AND WARRANTIES. Seller, UM Equity and Parent hereby jointly and severally represent and warrant to Buyer, on the date hereof, as follows:

              (1) STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; further, UM Equity is a corporation organized, validly existing and in good standing under the laws of the State of Delaware; and finally, Parent is a corporation organized, validly existing and in good standing under the laws of the State of New Jersey.

              (2) SUBSIDIARIES. Seller does not own any equity interest, directly or indirectly, in any corporation, partnership, joint venture or other entity which is engaged in any aspect of the Business.

              (3) CORPORATE AUTHORITY. Seller has all necessary corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Seller is duly qualified to do business and in good standing in each state or jurisdiction wherein the nature of the business conducted or the character of the property owned or leased makes such qualification necessary, except in those jurisdictions where the failure to qualify would not have a material and adverse affect on

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the Business or the Assets of Seller.

              (4) AUTHORIZATION. Seller has full corporate power and authority to enter into this Agreement and each of the other transaction documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors and sole shareholder of Seller has taken all action required by law, Seller's Certificate of Incorporation and Bylaws, or otherwise, to authorize the execution and delivery of this Agreement and such other transaction documents and the consummation of the transactions contemplated hereby and thereby, and this Agreement and such other transaction documents constitute the valid and binding obligation of Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

              (5) EFFECT OF THIS AGREEMENT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will violate, breach or, with the giving of notice or passage of time, constitute an event of default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument or obligation which have been assigned by Seller to Buyer, or by which any of the Assets may be bound, except for the requirement of consent or waiver to such transactions by the other party to the agreement or instrument, and except for such violations, breaches or defaults (or rights of termination, cancellation or acceleration) which taken as a whole are not material to the Business, Assets or financial condition of Seller. Except for this Agreement, Seller has no binding commitment as of the date of this Agreement and will have none as of the Closing Date to sell the Business or the Assets.

              (6) TITLE TO ASSETS. Seller has good and marketable title to all Assets, except to those covered by equipment leases identified in Exhibit 1.1(a) or Exhibit 1.1(d) hereto (the "Leased Assets"), as to which Seller has valid and subsisting leasehold interests. All of the Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, encumbrances, claims, conditions or restrictions, except: (A) those for current taxes not yet due and payable, or the validity of which is being contested in good faith by appropriate proceedings; and (B) liens imposed by law, such as materialmen's, mechanics', workers', repairmen's, employees', carriers', vendors', warehousemen's, and other like liens arising in the ordinary course of business in respect of obligations that are not yet due and payable and that do not, individually or in the aggregate, materially interfere with the conduct of the Business.

              (7) FINANCIAL STATEMENTS. Seller has hereby delivered to Buyer its audited financial statements for the year ended December 31, 1995, and its financial statements for the two years ended December 31, 1994 and 1993, respectively, in an unaudited form, and for the four (4) month period ended April 30, 1996 in an unaudited form (the "Financial Statements"), and represents and warrants to the best knowledge of Seller that the Financial Statements fairly reflect in all material respects the financial condition of the Seller on their respective dates. To the best knowledge of the Seller, after diligent inquiry, the Financial Statements present fairly in all material respects the revenues and the results of the operations of the Seller for the periods covered, in accordance with the books and records of the Seller, and determined in accordance with generally accepted accounting principles consistently applied, as of the respective date of each statement, subject in the case of the unaudited statements to any year end audit adjustments and the lack of financial disclosures required pursuant to generally accepted accounting principles.

              (8) BOOKS OF ACCOUNT. To the knowledge of Seller, the books, records and accounts of Seller accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Seller Business. Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.
              (9) STATUS REGARDING LEASES. Seller is not in default under any lease agreement to be assigned to Buyer under the terms of this Agreement and that said lease agreements are the only lease agreements pertaining to such leased space. To the knowledge of Seller, neither the operations of the Business on any of such leased real property, nor any improvements thereon, violate in any material respect any applicable building code, zoning requirement, or any statute applicable to such real property.

              (10) COMPLIANCE WITH APPLICABLE LAWS. Neither Seller nor UM Equity nor Parent has received notice of any violation of any law or order, writ, injunction or decree of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality (including without limitation applicable laws and regulations regarding government contracting, bribery and other prohibited foreign and domestic payment practices, environmental protection, equal employment opportunity, civil rights, and occupational safety and health).

              (11) LITIGATION AND INVESTIGATIONS. Except as set for in Exhibit 3.1(a)(11), Seller warrants that there are no lawsuits, proceedings, claims or governmental investigations pending, or known to be threatened or contemplated, against Seller or the Assets or the Business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are known to Seller, UM Equity or Parent, which, if determined adversely, could have a material adverse effect on the Assets or the Business or the ability of Buyer to carry on the Business following the Closing Date. Without limiting the generality of the foregoing, there are no such claims or proceedings pending or threatened which assert claims for product liability or malpractice arising out of the operations of the Business, except as set forth in said Exhibit.

              (12) LICENSES AND GOVERNMENT AUTHORIZATIONS. Seller has all licenses, permits, and authorizations known by Seller to be necessary for the conduct of Seller's Business as currently conducted, and for the operation of the properties currently operated by Seller on its own account or on behalf of others pursuant to leases or similar arrangements, and no suspension or cancellation of any such license, permit, or authorization is pending or known to be threatened, except for such licenses, permits, and authorizations the failure of which to obtain would not have a material and adverse effect on the Business or the Assets.

              (13) GENERAL CONSENTS AND FILINGS. All consents, authorizations, registrations, qualifications, or filings with any federal or state governmental authority on the part of Seller, known by Seller to be required in connection with the consummation of the transactions contemplated herein, are listed on
Exhibit 3.1(a)(13) hereto.

              (14) SUBSTANTIAL CONTRACTS AND OBLIGATIONS. Except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to, or affecting enforcement of, creditors' rights, and by general equitable principles, to the best knowledge of Seller, all substantial contracts are valid and binding upon Seller and the other parties thereto, and are in full force and effect. Neither Seller nor any other party to a substantial contract is known to be in violation of the terms thereof or in default thereunder, and Seller knows of no facts which upon notice or with the passage of time would cause Seller or any other party thereto to be in default thereunder, where such violation or default would have a material and adverse effect on the conduct and operation of the Business.

              (15) LAWSUITS OR CLAIMS. Seller has complied with and is not in violation of any applicable federal, state, or local statutes, laws or regulations affecting the Business, except for such violations that would not have a material and adverse effect on the Business or the Assets, and has disclosed any and all knowledge regarding any legal actions or other proceedings, in whatever stage or form, pending, or to its knowledge threatened or affecting the Business or the Assets.

              (16) LOSS, DAMAGE OR DESTRUCTION. Seller is not aware of any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the Business.


              (17) EMPLOYEES. Seller hereby warrants that attached hereto and marked "Exhibit 3.1(a)(17)" is a true and complete list of all persons (except William Boyle) employed (the "Employees") by Seller in Seller's Business showing their names, social security numbers, positions or job classifications, and salaries. To the knowledge of Seller:

                   (A) no Employee is obligated under any contract or agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his or her best efforts to promote the interests of Seller or Buyer (assuming such employee's employment by Buyer after the Closing) or with Buyer's conduct of the Business, as contemplated by this Agreement;

                   (B) no Employee is in violation of any term of any employment agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with Seller or any previous employer; and


                   (C) there are no pending or threatened suits or administrative actions brought by any current Employee or former Employee alleging any violation of federal, state or local law protecting such Employee in their right to employment, wrongful termination of employment, failure to maintain a safe work place, or similar causes of action, including but not limited to Title VII of the U.S.C.A.

              (18) LABOR DIFFICULTIES. None of Seller's employees are represented by unions. There is no unfair labor practice complaint pending before the National Labor Relations Board (the "NLRB") or overtly threatened against or affecting

Seller or the Business. There is no labor strike, dispute, slowdown or stoppage pending or overtly threatened against or affecting Seller.

              (19) SERVICE CONTRACTS. Seller hereby warrants that attached hereto and marked "Exhibit 1.1(d)" is a true and complete list of all leases, service and other contracts pertaining to the Business on which Seller is obligated, showing (A) the names of the parties to each such contract; (B) the services rendered (or to be rendered) under each such contract; (C) the compensation payable by Seller under each such contract; and (D) the term and expiration date of each such contract.

              (20) ABSENCE OF LIENS. At or prior to the Closing, Buyer shall have received a UCC search report dated as of a date not more than twenty-five
(25) days before the Closing Date issued by the Secretary of State of New Jersey, Massachusetts and New York indicating that there are no filings under the Uniform Commercial Code on file with such Secretary of State which name Seller as debtor or otherwise indicating any lien on the Assets, except for the leases to be assumed by Buyer hereunder and liens as to which UCC Termination Statements have been obtained from lienholders subject only to payment of specified dollar amounts at the Closing.

              (21) COVENANTS NOT TO COMPETE. Seller is not a party or otherwise subject to any contract containing covenants by which Seller agrees not to compete in any geographic area, line of business, or with any person or business entity, which in any way relates to the Business.

              (22) TAX RETURNS. Seller warrants that it has filed with the appropriate state and federal governmental agencies all material tax returns and tax reports required to be filed by it and which pertain to the operations of the Business and that such returns have been lawfully filed and in all material respects are true and accurate.

              (23) ENVIRONMENTAL COMPLIANCE. To the best knowledge of Seller and the knowledge of UM Equity and the Parent, there are no conditions, circumstances, activities, practices, incidents, actions or plans, in each case relating to the acts or omissions of Seller or the conduct by Seller of the Business, which pose a significant hazard to human health or the environment, whether or not in compliance with law, existing on any real property presently leased, operated or controlled by Seller and used in connection with the Business, and there has been no production, use, presence, treatment, storage, transportation, disposal, release or threatened release by Seller of any petroleum, petroleum products or any substance classified as "hazardous" under an applicable federal, state or local law or regulation, other than those materials used in the ordinary course of the operation of the Business, or which to Seller's knowledge is likely to give rise to any common law or legal liability based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste as a result of Seller's operation of the Business prior to the Closing Date.

                   (A) To the knowledge of Seller and UM Equity and the Parent, Seller has obtained all permits, licenses and other authorizations which are required with respect to the operation of the Business prior to the Closing Date (the "Environmental Permits") under applicable federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (the "Environmental Laws").
                   (B) To the knowledge of Seller and UM Equity and the Parent, Seller is in compliance with all terms and conditions of the Environmental Permits and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder except for such violations that would not have a material and adverse effect on the Business or the Assets.

                   (C) There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Seller and UM Equity and the Parent, threatened against Seller or the Business relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

              (24) DISCLOSURE. No representation or warranty by Seller in this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact, or omits, or as of the Closing will omit, to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made;

provided, however, that if any party to this Agreement becomes aware prior to the Closing Date (by investigation or otherwise) of any such misstatements or omissions, that party promptly will notify the other parties of such discovery as soon as practicable.

              (25) INSURANCE. Exhibit 3.1(a)(25) hereto sets forth the insurance covering the Assets and the Business which have been maintained by the Seller over the three year period preceding the date hereof. At or prior to the Closing, the Seller shall provide to the Buyer certificates of insurance providing evidence of the policies which are currently in force.

              (26) FRINGE BENEFIT PLANS. Except as described in Exhibit 3.1(a)(26), Seller has no bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option or any other fringe benefit plan, arrangement or practices, whether formal or informal under which any Employee is eligible for benefits, and Seller has not entered into any commitment to create any additional such plan or arrangement.

              (27) PENSION BENEFIT PLANS.
                   (A) Except as set forth in Exhibit 3.1(a)(26) to this Agreement, Seller is not a party to, does not participate in and is not obligated to contribute to any "employee welfare benefit plan" as such term is defined in Section 3(l) of ERISA, and Seller is not a party to, does not participate in and is not obligated to contribute to any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, including any pension, profit-sharing, retirement, savings, bonus, thrift or stock bonus plan. Except as set forth in said Exhibit, Seller is not a party to, a participant in or obligated to contribute to any other deferred compensation, incentive, vacation, severance pay, group insurance, stock option or other stock-related employee benefit, or other plan (whether or not written) or arrangement or understanding of any kind whatsoever providing employee benefits for any or all of the current or former employees or agents of Seller.

                   (B) Except as set forth in "Exhibit 3.1(a)(26)" to this Agreement, there are no "employee pension benefit plans", as defined in Section 3(2) of ERISA, (i) in respect of which Seller is an "employer" or a "substantial employer," as defined in Sections 3(5) and 4001(a)(2), respectively, of ERISA,
(ii) with respect to which Seller is a "party in interest" within the meaning of
Section 3(14) of ERISA, or (iii) with respect to which Seller is assuming any liability or will be liable to make contributions to or for the payment of benefits. Seller is not a party to, and none of its operations is or has ever been covered by, (i) any "multi-employer plan" as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA or (ii) any other pension or retirement payment arrangement, whether or not written, involving a past or unfunded future cost to Seller, whether or not such plan or arrangement is covered by ERISA.

         (28) INTANGIBLE PROPERTY. Seller owns and as of the Closing will own, the entire right, title and interest in and to all of the trademarks, trademark registrations and applications, service marks, service names, and commercial names set forth in "Exhibit 1.1(f)" to this Agreement, (the "Seller Intangible Property"). To the knowledge of Seller: (i) none of the Seller Intangible Property is being infringed by others; and (ii) the conduct of the Business does not infringe any patent, copyright, trademark, trade secret, trade name or commercial name, registered or unregistered, or other intellectual property rights of third parties, including present or former employees of the Business or former employers of such persons, and no claims are pending or have been made to such effect.

         (29) ADVERSE CHANGES. Since the date of the most recent financial statement referred to in Section 3.1(a)(7) above, there has been no material adverse change in the Assets or the Business.
    3.2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller that:

         (a) ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) AUTHORIZATION. Buyer has full corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of Buyer has taken all action required by law, Buyer's Certificate of Incorporation and Bylaws, or otherwise, to authorize the execution and delivery of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and this Agreement and such other Transaction Documents constitute the valid and binding obligation of Buyer, enforceable in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         (c) LITIGATION. There are no actions, suits, proceedings or investigations, at law or in equity, pending before any court, arbitrator or governmental board or body, or pending or, to the knowledge of Buyer, threatened, against or affecting Buyer which may adversely affect the ability of Buyer to perform its obligations under this Agreement.

         (d) GENERAL CONSENTS AND FILINGS. All consents, authorizations, registrations, qualifications, or filings with any federal or state governmental authority on the part of Buyer, known by Buyer to be required in connection with the consummation of the transactions contemplated herein, shall have been obtained prior to and be effective as of the Closing Date.

         (e) WARRANTIES ON CLOSING DATE. No representation or warranty by Buyer in this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact, or omits, or as of the Closing will omit, to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made; provided, however, that if any party to this Agreement becomes aware prior to the Closing Date (by investigation or otherwise) of any such misstatements or omissions, that party promptly will notify the other parties of such discovery as soon as practicable.

    3.3. NO BROKER OR AGENT. Each party represents and warrants to the other that it has retained no finder, agent or broker in regard to this transaction. Each party shall pay any fee due to any broker, finder, agent or other person or entity contracted by that party in regard to this transaction and shall indemnify and hold harmless the other party therefrom.

    3.4. OBLIGATIONS AFTER CLOSING. From time to time after the Closing, the parties shall, at the reasonable request of the other, and without further consideration, execute and deliver or cause to be executed and delivered such instruments, and take such other actions, as may reasonably be requested in order fully to transfer and perfect title to the Assets and to effectuate the transactions contemplated by this Agreement.


                                      ARTICLE IV
                                      COVENANTS

    4.1. COVENANTS OF SELLER.  Seller hereby covenants that:

         (a) ADVICE OF CHANGES. Seller will promptly notify Buyer in writing of:

              (1) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Seller or UM Equity or Parent contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect and

              (2) any known or reasonably anticipated material adverse change in the Business occurring after the date of this Agreement.

         (b) ABSENCE OF CHANGES. Except as set forth in "Exhibit 4.1(b)" to this Agreement there has not been, since May 1, 1996, and as of the Closing Date, there will not be:

              (1) any change in the Assets, financial condition, accounting methods or operations of the Seller or the Business, except changes in the ordinary course of business which have not been, either in any single case or in the aggregate, materially adverse to the Seller or the Business;

              (2) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Assets or the Seller;

              (3) any waiver by the Seller or UM Equity or Parent of valuable rights or of debts owed to it (including, but not limited to, accounts receivable) which, taken as a whole, are material to the business or financial condition of Seller;

              (4) any loans made by Seller to its employees or agents other than advances of expenses made in the ordinary course of business or consistent with prudent past practices as to kind and amount;

              (5) other than in accordance with obligations, agreements or commitments in effect on or before the Closing Date and disclosed to Buyer, any increase in the compensation payable by Seller to any employee or agent or any declaration, payment, commitment or obligation of any kind for the payment by Seller of any bonus, additional compensation or salary, or retirement, termination or severance benefits to employees or agent; provided that Seller may grant annual raises in the ordinary course consistent with past practices; or

              (6) any other event or condition of any character which materially and adversely has affected or can be reasonably anticipated to materially and adversely affect the condition, affairs or operations of the Seller or the Business.

         (c) IMPLEMENTATION OF REPRESENTATIONS AND WARRANTIES. Seller shall use its best efforts to render accurate as of the Closing its representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing any of such representations and warranties.

         (d) COMMUNICATIONS AND PUBLIC ANNOUNCEMENTS. Between the date hereof and the Closing, Seller shall not furnish any communication to, or otherwise communicate with, the public with respect to the transactions contemplated by this Agreement, except to the extent necessary to obtain consents and approvals required in order to transfer the Assets, without the prior approval of Buyer as to the content thereof, which approval shall not be unreasonably withheld or delayed by Buyer and which shall not be withheld or delayed where such communication is required by applicable law or is required as a condition of any regulatory approval sought by Seller. No such communication or public announcement shall disclose the amount of the Purchase Price unless, in the opinion of Seller's counsel, such disclosure is required by applicable law. It is anticipated that Seller and Buyer will make a joint announcement of the transactions contemplated by this Agreement. The foregoing provisions do not limit the ability of the Seller to discuss with, or disclose to, its employees this transaction.

         (e) ASSISTANCE IN TRANSFERRING ASSETS AND BUSINESS. Seller shall use reasonable efforts to assist Buyer in planning for and accomplishing the orderly transition and transfer of the Assets to Buyer as provided herein and shall take all steps as may be reasonably requested by Buyer in furtherance thereof, including the continuation of services to patients and customers of Seller. Seller will also cooperate in the preparation of any required financial statements, the cost thereof to be borne by Buyer.

         (f) ACCESS. Between the date hereof and the Closing or the termination of this Agreement, whichever shall first occur:

              (1) Seller shall afford representatives of Buyer and its agents reasonable access during normal business hours to the offices, personnel and representatives (including independent accountants) of Seller and to such of the financial, contractual and other records of Seller as shall be reasonably necessary for Buyer's investigation of the Seller Business, which investigations will be conducted in a manner which will not unreasonably interfere with the normal conduct of the Business;

              (2) Buyer and its representatives shall have the right to contact third parties who have material contractual relationships with Seller in order to investigate the status of such relationships, however, Buyer shall not contact any third parties without the prior approval of the Seller and in a manner reasonably satisfactory to Seller, which approval shall not be unreasonably withheld;

              (3) Seller shall promptly provide to representatives of Buyer and its agents such financial and operating data of Seller and such other information with respect to the Assets and the Business as such persons shall, from time to time, reasonably request.

         (g) OTHER TRANSACTIONS. So long as this Agreement has not been terminated in accordance with its terms, Seller will not, directly or indirectly through any officer, director, employee, agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Buyer and its officers, employees and agents) regarding any acquisition of any capital stock or other securities of Seller, any merger or consolidation with or involving Seller or any acquisition of any material portion of the assets of Seller.

         (h) THIRD PARTY CONSENTS. Seller shall use its best efforts to obtain the written consent of each person, organization or governmental authority whose consent or approval shall be required or advisable in order to permit it to transfer the Assets hereunder; however, should Buyer elect to proceed with the Closing notwithstanding Seller's failure to obtain any of the written consents required or advisable hereunder, then the Seller shall have no further liability or obligation with respect thereto.

         (i) RISK OF LOSS. All risk of loss, damage or destruction to the Assets shall be borne by Seller until the Closing Date as provided herein.

    4.2. COVENANTS OF BUYER.  Buyer hereby covenants that:

         (a) ADVICE OF CHANGES. Buyer will promptly notify Seller in writing of (i) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Buyer contained in this Agreement, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect, and (ii) any material adverse change in the business or prospects of the business of the Buyer.

         (b) IMPLEMENTATION OF REPRESENTATIONS AND WARRANTIES. Buyer shall use its best efforts to render accurate as of the Closing Date its representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

         (c) COMMUNICATIONS AND PUBLIC ANNOUNCEMENTS. Between the date hereof and the Closing Date, Buyer shall not furnish any communication to, or otherwise communicate with, the public with respect to the transactions contemplated by this Agreement, except to the extent necessary to obtain consents and approvals required in order to transfer the Assets, without the prior approval of Seller as to the content thereof, which approval shall not be unreasonably withheld or delayed by Seller and which shall not be withheld or delayed where such communication is required by applicable law or is required as a condition of any regulatory approval sought by Buyer. No such communication or public announcement shall disclose the amount of the Purchase Price unless, in the opinion of Buyer's counsel, such disclosure is required by applicable law. It is anticipated that Seller and Buyer will make a joint announcement of the transactions contemplated by this Agreement.

         (d) THIRD PARTY CONSENTS. Buyer shall use reasonable efforts to assist the Seller in obtaining the written consent and approvals of each person, organization or governmental authority whose consent or approval shall be required or advisable in order to permit it to transfer the Assets hereunder.

         (e) EMPLOYEES. Buyer shall offer to employ all of Seller's current employees (except for William Boyle), at a salary at least equal to such employees' current respective salaries and with benefits of equivalent value to those currently offered by the Seller. The Seller will encourage its employees to accept such offers of employment, it being recognized that the employees are employees "at will" and Seller cannot control the individual decisions of the employees.

         (f) COLLECTION OF ACCOUNTS RECEIVABLE. At the Closing, or as soon thereafter as shall be practicable, Seller shall deliver to Buyer a list of its accounts receivable as of the Closing Date. Buyer agrees to use its best efforts, during the six month period following the Closing, to collect, on behalf of and for the account of Seller, such accounts receivable as expeditiously as possible. Any payments which Buyer receives which are made in the name of the Seller shall be immediately delivered to the Seller. Any payments which are received in the name of Buyer shall be transmitted to the Seller on a weekly basis. It is agreed that all payments received from an account debtor shall be applied against the receivables of such debtor in the same order as booked, except in the event the account debtor otherwise specifies in writing. Nothing contained herein shall obligate Buyer to institute litigation in an effort to collect the accounts receivable, nor shall Seller be prevented from taking any action to collect the accounts receivable. Such collection services will be provided without charge during the first month, and thereafter the Seller shall pay to the Buyer a fee with respect to such services, at the rate of $15,000 per month. Seller may terminate this arrangement at any time upon 15 days prior notice, in which case the Seller will be able to utilize Buyer's computer system, at no charge, as necessary in connection with its collection activities.

    4.3. OTHER AGREEMENTS OF THE PARTIES. (a) NON-COMPETITION AGREEMENT. At the Closing, UM Equity and Buyer shall enter into a Covenant Not to Compete, in form and substance satisfactory to each party, pursuant to which UM Equity shall agree not to compete with the Buyer, in the manner and to the extent provided therein.
         (b) LEASE. UMRE Corp., which is an affiliate of Seller, shall at Closing enter into a lease of office space at 56 Haddon Avenue, Haddonfield, New Jersey, which lease shall be in form and substance satisfactory to each party. Such lease shall pertain to approximately 13,000 square feet of space, and shall provide for a rental, during the initial year, of $219,000. The initial term of the lease will be for one year, renewable annually with the mutual consent of the parties, and with either party having the right, after the initial term, to terminate the lease upon six months prior written notice.

         (c) PREMIER RESEARCH WORLDWIDE, LTD. Buyer agrees that it will continue to provide services to Seller's affiliate, Premier Research Worldwide, Ltd., on the same basis and at the same pricing, as currently is in effect between Seller and such affiliate with respect to presently existing research contracts. Services with respect to future research contracts will be negotiated on a case-by-case basis.

         (d) TRANSITION SERVICES. Seller will provide the services of William Boyle, on an as-requested basis during the six month period following the Closing, to assist in the coordination of the integration of the Assets and the Business into the business of the Buyer. Such services will be provided at no charge to the Buyer during the two month period following the Closing Date, which two month period will be extended to the extent Mr. Boyle takes vacation
days during such period.   Buyer agrees to pay Seller at the rate of $100 per
hour for Mr. Boyle's services after the initial two month period (as so extended). Mr. Boyle will remain an employee of Seller, who will be solely responsible for his compensation and related payroll taxes and benefits.

         (e) COMPUTER SERVICES. Buyer agrees to provide to Parent, and Parent agrees to purchase from Buyer, computer services of the nature of those heretofore provided by Seller, on terms substantially similar to those presently existing between Seller and Parent. Such services shall continue indefinitely until six months after either party shall have provided written notice of termination to the other, which notice may be given at any time after the first anniversary of the Closing.

         (f) BOOKS AND RECORDS. Included within the Assets are the books, records and files described on Exhibit 1.1(a) hereto and Seller's pacemaker patient records. Buyer shall preserve such books, records and files for a period of five years after the Closing, and in the event the Buyer at any time after the end of such five year period determines to destroy all or any portion of said books, records and files, it shall first notify Parent of such decision and provide Parent the opportunity to obtain possession thereof. Seller and Parent shall at all times have immediate and unrestricted access to such books, records and files, upon reasonable notice and for any reasonable purpose of Seller. Seller likewise shall provide to Buyer immediate and unrestricted access to all other books, records and files, including patient files, of the Seller relating to the Business which are retained by the Seller, upon reasonable notice and for any legitimate business purpose of Buyer. Seller shall preserve its cardiac event detection and holter monitoring patient records for a period of five years after the Closing, and in the event the Seller at any time after the end of such five year period determines to no longer maintain all or any portion of such records, it shall first notify Buyer of such decision and provide Buyer the opportunity to obtain possession thereof. Buyer will maintain the confidentiality of all patient records and not use the same except to respond to (i) third party claims, (ii) governmental or third party payor inquiries, investigations or proceedings, or (iii) physician or patient inquiries.


    4.4. TERMINATION. (a) This Agreement may be terminated, and the purchase and sale of the Assets abandoned, at any time by the mutual written consent of the parties expressed by action of their respective Boards of Directors.

         (b) This Agreement shall automatically terminate if the Closing hereunder shall not have been consummated on or before June 30, 1996, unless the parties shall have agreed in writing to extend such date.

         (c) Buyer shall also be able to terminate this Agreement in the event that (i) it determines that, in the course of its due diligence review of the books, records, contracts, documents and other materials requested from Seller, Seller's Business is not in substantial compliance with all federal, state and local statutes, regulations and rules applicable to the Business, including but not limited to Title XVIII of the Social Security Act, codified at 42 U.S.C.A. sections 1395-1395cc and Medicare regulations codified at 42 C.F.R. Parts 405-424, and 482-498, (ii) Seller's representations and warranties contained herein are materially incorrect or (iii) the Assets and Business are materially not as represented by Seller.

         (d) The parties hereto shall have no liability to the others for any failure to close hereunder, unless a party willfully and intentionally, without excuse, refuses to proceed to Closing hereunder. In such event, the non-breaching party shall be entitled to receive as liquidated damages an amount equal to $1,400,000.


                                      ARTICLE V
                                  CLOSING CONDITIONS


    5.1. CLOSING CONDITIONS.

         (a) SELLER'S CONDITIONS. Seller's obligations hereunder at Closing are specifically conditioned on the following:

              (1) ACCURACY OF REPRESENTATIONS AND WARRANTIES; ETC. All of the representations and warranties made by Buyer in this Agreement shall be true in all material respects as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing, except as affected by transactions contemplated by this Agreement; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer at or before the Closing shall have been duly complied with and performed; and Seller shall receive a certification of the Buyer, dated the Closing Date and executed by the Chairman, President or any Vice President of the Buyer, to each such effect.

              (2) APPROVAL OF SALE. All authorizations, consents and approvals of all federal, state, and local governmental agencies and authorities required to be obtained in order to permit the consummation of the transactions contemplated by this Agreement, if any, shall have been obtained.

              (3) CONSENTS OBTAINED. Seller shall have received consent or approval of each person or organization whose consent or approval shall be required in order to permit Seller to consummate the transactions contemplated hereby or in order to avoid any breach or termination of any material contract, agreement or lease included in the Assets.

              (4) NO LITIGATION. There shall be no litigation pending which has been brought for the purpose of enjoining the purchase and sale of the Assets or any part thereof or any other transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Seller, UM Equity or Parent, or any of their officers or directors, because of such purchase and sale or any such transaction.

              (5) NON-COMPETITION COVENANT. The non-competition agreement referred to in paragraph 4.3(a) shall have been executed and delivered by the parties thereto.

              (6) LEASE. The lease referred to in paragraph 4.3(b) above shall have been executed and delivered by the parties thereto.

              (7) PAYMENT. The payment of the Purchase Price, in accordance with the provisions of paragraph 2.2 above, shall have been made to the Seller and UM Equity.

              (8) ASSUMPTION AGREEMENT. An assumption agreement, in form and substance satisfactory to Seller, pursuant to which the Buyer confirms its assumption of liabilities and obligations as provided herein, shall have been executed and delivered by the Buyer.

         (b) BUYER'S CONDITIONS. The obligations of Buyer hereunder at Closing shall be subject to satisfaction of the following conditions:

              (1) ACCURACY OF REPRESENTATIONS AND WARRANTIES; ETC. All of the representations and warranties made by Seller in this Agreement shall be true in all material respects as of the Closing, with the same force and effect as though such representations and warranties had been made as of the Closing, except as affected by transactions contemplated by this Agreement; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller, UM Equity or Parent, or their respective affiliates, at or before the Closing shall have been duly complied with and performed; and Buyer shall have received a certification of the Seller, dated the Closing Date and executed by the President and Chief Executive Officer of the Seller, to each such effect.

              (2) APPROVAL OF SALE. All authorization, consents and approvals of all federal, state, and local governmental agencies and authorities required to be obtained in order to permit the consummation of the transactions contemplated by this

Agreement shall have been obtained, it being agreed that Seller shall have no liability to the Buyer in the event that the Buyer chooses to proceed with closing notwithstanding the failure to obtain any such authorization, consent or approval.

              (3) CONSENTS OBTAINED. The consent or approval of each person or organization whose consent or approval shall be required in order to permit Seller to consummate the transactions contemplated hereby or in order to avoid any breach or termination of any contract, agreement or lease included in the Assets shall have been obtained, it being agreed that the Seller shall have no liability in the event the Buyer chooses to proceed with closing notwithstanding the failure to obtain any such consent or approval.
              (4) NO LITIGATION. There shall be no litigation pending which has been brought for the purpose of enjoining the purchase and sale of the Assets or any part thereof or any other transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Buyer, or any of their officers or directors, because of such purchase and sale or any such transaction.

              (5) DOCUMENTATION. All documentation to be delivered by Seller at Closing shall be in a form reasonably acceptable to Buyer as to form and content.

              (6) ASSIGNMENTS. All steps necessary to assure proper transfer of all assignable permits and licenses relating to the Business, including but not limited to assignable environmental permits and business licenses, shall have been taken.

              (7) NO ADVERSE EVENT. No other event has occurred which, either singly or in the aggregate, has or may have a material and adverse effect on the Assets or the Business.

              (8) NON-COMPETITION AGREEMENT. The non-competition agreement referred to in paragraph 4.3(a) shall have been executed and delivered by the parties thereto.

              (9) LEASE. The lease referred to in paragraph 4.3(b) above shall have been executed and delivered by the parties thereto.

              (10) EMPLOYEE COVENANTS. Seller shall have assigned to the Buyer its rights under any outstanding non-competition, confidentiality or similar covenant or agreements which it may have received from its current employees.

              (11) BILL OF SALE. A bill of sale, and such other instruments of assignment as may be appropriate, in form and substance satisfactory to the Buyer, shall have been delivered to the Buyer, evidencing the transfer of the Assets to the Buyer hereunder.


                                      ARTICLE VI
                                       CLOSING

    6.1. CLOSING. The consummation of the purchase and sale of the Assets hereunder (the "Closing") shall take place on such date as the parties shall mutually agree in writing (the "Closing Date"), but in no event later than June 30, 1996. The Closing shall take place at a location mutually agreed upon by Buyer and Seller.


                                     ARTICLE VII
                      SURVIVAL OF REPRESENTATIONS AND WARRANTEES
                                 AND INDEMNIFICATION


    7.1. SURVIVAL. The representations and warranties of the parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing Date for the period in which a claim with respect thereto may be made, in accordance with the provisions of paragraph 7.3 hereto.

    7.2. INDEMNITY.

         (a) BY SELLER. Upon and following the Closing, and subject to the limitations set forth in paragraph 7.3 hereto, Seller and its parent company, UM Equity, and Parent, shall jointly and severally indemnify, defend, protect and hold Buyer harmless from, and against, any and all claims, demands and liabilities (including but not limited to claims or liabilities relating to environmental damage or claims by Medicare, Medicaid, Health Care Finance Administration (including but not limited to Title XVIII of the Social Security Act, codified at 42 U.S.C.A. sections 1395-1395cc and Medicare regulations codified at 42 C.F.R. Parts 405-424, and 482-498), any insurance company, managed care organization or other health care claims paying or claims processing intermediary), including reasonable attorney's fees, arising from or on account of:

              (1)  any breach by Seller of this Agreement;

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

              (2) any liability of Seller not assumed by Buyer herein or in any instrument delivered hereunder;

              (3) any inaccuracy to, misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by Seller herein; and

              (4) Seller's use of the Assets, operation of the Business and use and occupation of any premises in which the Business is located prior to the Closing, including, without limitation, any and all amounts payable to local, state or federal tax authorities, claims made by creditors of Seller and liability claims made with respect to the conduct of the Business by Seller prior to the Closing, except for liabilities expressly assumed herein by Buyer.
         (b)  BY BUYER.  Buyer shall indemnify, defend, protect, and hold
Seller harmless from and against any and all claims, demands and liabilities, including reasonable attorneys' fees, arising from or on account of (1) Buyer's use of the Assets or Buyer's operation of any business using the Assets or the use and occupation of the premises in which the Business is located on or after the Closing, (2) any breach by Buyer of this Agreement; (3) any liability of Seller assumed by Buyer herein or in any instrument delivered hereunder; and (4) any inaccuracy to, misrepresentation in or breach of any of the warranties, representations, covenants or agreements made by Buyer herein.

    7.3. LIMITS TO INDEMNITY. Notwithstanding the provisions of this Article VII, or any other provisions set forth in this Agreement or in any document delivered hereunder:

         (a) Any claim for indemnification made pursuant to paragraph 7.2(a) above must be made in writing to Seller during the six month period following the Closing Date, unless and to the extent that such claim relates to a claim or liability relating to environmental damage or claims by Medicare, Medicaid or the Health Care Finance Administration or any insurance company, managed care organization or other health care claims paying or claims processing intermediary (collectively, "Environmental or Medicare Claims"), which Environmental or Medicare Claims must be made, if at all, in writing within three years following the Closing Date. Buyer shall have no right to make a claim for indemnity after the end of the applicable period.

         (b) Buyer shall be entitled to indemnification from Seller, UM Equity and Parent (1) only in the event that all such claims exceed $25,000, and then only with respect to the excess above $25,000 and (2) only in an amount, in the aggregate not exceeding $1,400,000, unless and to the extent that a claim is an Environmental or

Medicare Claim, in which case such parties' aggregate liability for all such Environmental or Medicare Claims shall not exceed, in the aggregate, $14,000,000, reduced by any liability of such parties for all other claims hereunder.

    7.4 RESPONSE TO MEDICARE CLAIMS. In the event that Buyer receives a Medicare Claim (or inquiry which could result in a Medicare Claim), as to which Buyer has the right to indemnity, Buyer will immediately notify Seller thereof and Seller will have sole right to respond to and defend such Claim or inquiry.



                                     ARTICLE VIII
                               COVENANT NOT TO COMPETE

    8.1  COVENANT NOT TO COMPETE.

         (a) Seller and Parent covenant and agree that they will not, nor will they permit any affiliate to:

              (1) during the five year period following the Closing, engage, directly or indirectly, as owner, partner, stockholder, joint venturer consultant, or in any other capacity whatsoever become financially interested, in any business providing clinical transtelephonic pacemaker monitoring, cardiac event detection, Holter monitoring, defibrillator monitoring or other clinical transtelephonic cardiac monitoring or cardiac testing services (the "Restricted Services") anywhere in the United States; or

              (2) during the two year period following the Closing, directly or indirectly, without the prior consent of Buyer, solicit the services of any of Seller's employees who have been employed by Buyer as of the Closing Date.

         (b) The provisions of subparagraph (a) above shall not pertain to or restrict Seller or Parent from:

              (1) owning up to 5% of the capital stock of any corporation whose stock is publicly traded; or

              (2) continuing the present activities of Premier Research Worldwide, Ltd., or its successor, which, among other things, provides various Restricted Services to pharmaceutical companies, or Life Extension Institute, Inc. (also known as


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

Executive Health Group), or its successor, which among other things provides various Restricted Services in connection with physical examinations and other related activities; or

              (3) the hiring of any employee who has left the employ of the Buyer for a period of at least six months.

         (c) Seller, UM Equity and Parent agree that the time period provided for, and the geographical area encompassed by, the covenants contained in this
Section 8.1 are necessary and reasonable in order to protect Buyer in the conduct of the business and the utilization of the Assets, including the goodwill relating to the Business acquired by virtue of this Agreement.
         (d) If any court having jurisdiction at any time hereafter shall hold any provision or clause of this Section 8.1 to be unreasonable as to its scope, territory or term, and if such court in its judgment or decree shall declare or determine a lesser scope, territory or term which such court deems to be reasonable, then such scope, territory or term, as the case may be, shall be deemed automatically to have been reduced or modified to conform to that declared or determined by such court to be reasonable.

         (e) It is expressly agreed that monetary damages would be inadequate to compensate Buyer for any breach by Seller, UM Equity or Parent of the covenants set forth in this Section 8.1 and, accordingly, that in the event of any breach or threatened breach by Seller, UM Equity or Parent of any such covenant, Buyer will be entitled to seek and obtain preliminary and permanent injunctive relief in any court of competent jurisdiction, in addition to any other remedies at law or in equity to which Buyer may be entitled.


                                      ARTICLE IX
                                  GENERAL PROVISIONS

    9.1.

         (a) AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

         (b) WAIVER. Buyer, on the one hand, and Seller, on the other hand, may, by written notice to the other:

              (1) waive any of the conditions to its obligations hereunder or extend the time for the performance of any obligation or action of the other;

              (2) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement;

              (3) waive compliance with any of the covenants of the other contained in this Agreement; or

              (4) waive or modify performance of any of the obligations of the other.
    No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provision.

         (c) APPLICABLE LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware.

         (d) BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. No party may assign or transfer any rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided however, that

              (1) Buyer may assign its rights under this Agreement to any majority-owned subsidiary of Buyer, provided that Buyer or its parent corporation guarantees the obligations of such subsidiary hereunder; and

              (2) any party may assign its rights under this Agreement to any successor through any merger or consolidation, or purchaser of all or substantially all of such party's stock or assets.

         (e) EXPENSES. The parties shall each be responsible for accounting, legal, and other professional fees, or other costs or expenses which are related to the transactions contemplated herein, whether or not such transactions are consummated. It

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

is understood that Seller shall not be responsible for any auditing expenses except in connection with the delivery of its audited financial statements for 1995.

         (f) NOTICES. All notices and other communications provided for in this Agreement shall be given or made by telex, telecopy, telegraph, cable, certified or registered mail (return receipt requested), or delivered personally or by a nationally recognized overnight courier service to the address set forth below (or such other address as may be designated by any method permitted by this Paragraph 9). All such communications shall be deemed to have been duly given when transmitted by telex or telecopier (if a copy thereof is also mailed to the recipient, certified or registered mail, postage paid), or personally delivered or delivered by cable, telegraph, or nationally overnight courier service, or five (5) calendar days after mailing, postage prepaid, to the address set forth below.

         IF TO SELLER:       UM Holdings, Ltd.
                             56 Haddon Avenue
                             Haddonfield, New Jersey 08033
                             Attn:     Art Hicks
                                       Chief Financial Officer

                             Cardio Data Services, Inc.
                             56 Haddon Avenue
                             Haddonfield, New Jersey 08033
                             Attn:     William Boyle, President

         IF TO BUYER:        Raytel Cardiac Services, Inc.
                             2755 Campus Drive, Suite 200
                             San Mateo, California 94403
                             Attn:     Richard F. Bader
                                       Chairman and Chief Executive Officer

         (g) PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

         (h) SEVERABILITY. In the event any provision or portion of a provision of this Agreement is held to be invalid, void or unenforceable, the rest of the Agreement shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         (i) ENTIRE AGREEMENT. This instrument constitutes the entire agreement between the parties and supersedes all prior understandings, previous negotiations, and any memoranda or understanding with respect to the subject matter hereof, except for the letter dated April ____, 1996, by and between the Seller and Buyer regarding confidentiality of certain information, which continues in full force and effect.

         (j) NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.
         (k) COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

         (l)  TIME OF THE ESSENCE.  Time is of the essence in this Agreement.

         (m) EXHIBITS. All exhibits attached to this Agreement are incorporated herein by reference.

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

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                                BUYER:

CARDIO DATA SERVICES, INC.             RAYTEL CARDIAC SERVICES, INC.
a Delaware corporation                 a Delaware corporation


By: ______________________________       By: _________________________________
William E. Boyle                            Richard F. Bader
Its: President and Chief Executive Officer  Its:  Chairman and Chief Executive
                                                  Officer

UM EQUITY, INC.
a Delaware corporation


By: ______________________________
Arthur W. Hicks, Jr.
Its:  Vice President and Chief Financial Officer


UM HOLDINGS, LTD
a New Jersey corporation


By: ______________________________
Arthur W. Hicks, Jr.
Its:  Vice President and Chief Financial Officer

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